EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                             ----------------------

We consent to the incorporation by reference in this registration statement of Innovir Laboratories, Inc. (the "Company") on Form S-3 of our report, which includes an explanatory paragraph discussing the substantial doubt about the ability of the Company to continue as a going concern, dated November 14, 1995, except for the ninth paragraph of Note 12 and Note 14, as to which the dates are November 20, 1995 and December 5, 1995, respectively, on our audits of the financial statements and financial statement schedule of the Company as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995, and for the period from September 1, 1989 (inception) to September 30, 1995 which report is included in the Company's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.


New York, New York
September 25, 1996